Exhibit 1.01

CONFLICT MINERALS REPORT OF
IDEX CORPORATION
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2022

I.Introduction

This is the Conflict Minerals1 Report of IDEX Corporation (“we,” “our,” “IDEX,” “IDEX Corporation,” or the “Company”) prepared for calendar year 2022 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

In accordance with Rule 13p-1, we undertook efforts to determine the content and source of the conflict minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework put forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.

The statements below are based on the activities performed to date and in good faith by IDEX Corporation and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II.Overview

Company Profile

IDEX Corporation (“IDEX” or the “Company”) was incorporated in Delaware on September 24, 1987 and is an applied solutions provider serving niche markets worldwide. IDEX is a high-performing, global enterprise committed to making trusted solutions that improve lives and are mission critical components in everyday life. Substantially all of the Company’s business activities are carried out through over 50 wholly-owned subsidiaries with shared values of trust, team and excellence. IDEX’s diverse family of businesses is innovative and inquisitive in its quest to solve customers’ most challenging applied technology problems. These businesses operate with a high degree of autonomy, yet are all united by employing The IDEX Difference, a philosophy of great teams who embrace the 80/20 principle while remaining hyper-focused on serving customers.

The Company has three reportable business segments: Fluid & Metering Technologies segment designs, produces and distributes positive displacement pumps, valves, small volume provers, flow meters, injectors and other fluid-handling pump modules and systems and provides flow monitoring and other services for the food, chemical, general industrial, water and wastewater, agriculture and energy industries. FMT application-specific pump and metering solutions serve a diverse range of end markets, including industrial infrastructure (fossil fuels, refined and alternative fuels and water and wastewater), energy, chemical processing, agriculture, food and beverage, semiconductor, pulp and paper, automotive/transportation, plastics and resins, electronics and electrical, construction and mining, pharmaceutical and bio-pharmaceutical, machinery and numerous other specialty niche markets.

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
2 OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

Supporting rapid global growth in drug discovery, clinical diagnostics and medical technology advancements, our Health & Science Technologies segment designs, produces and distributes a wide range of precision fluidics, rotary lobe pumps, centrifugal and positive displacement pumps, roll compaction and drying systems, micro-precision components, pneumatic components and sealing solutions, high performance molded and extruded sealing components, custom mechanical and shaft seals, engineered hygienic mixers and valves, biocompatible medical devices and implantables, air compressors and blowers, optical components and coatings, laboratory and commercial equipment, precision photonic solutions and precision gear and peristaltic pump technologies. HST serves a variety of end markets, including food and beverage, life sciences, analytical instruments, pharmaceutical and biopharmaceutical, industrial, semiconductor, digital printing, automotive/transportation, medical/dental, energy, cosmetics, marine, chemical, wastewater and water treatment, research and aerospace/defense markets.

Our Fire & Safety/Diversified Product Segment designs, produces and distributes firefighting pumps, valves and controls, rescue tools, lifting bags and other components and systems for the fire and rescue industry, engineered stainless steel banding and clamping devices used in a variety of industrial and commercial applications in the automotive, energy and industrial markets and precision equipment for dispensing, metering and mixing colorants and paints used in a variety of retail and commercial businesses in the paint and industrial markets around the world.

We are subject to this rule as we have determined that, during 2022, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, and we conduct no purchasing activities directly in the DRC or adjoining countries.

Conflict Minerals Policy

The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by the U.S. Securities and Exchange Commission (“SEC”) rule and the Company’s expectations from its suppliers, which include: establishing a supplier Conflict Minerals policy; exercising due diligence consistent with the OECD Due Diligence Guidance; provide the results of their due diligence efforts to IDEX; & permit auditing of their Conflict Minerals policies and due diligence measures upon request. The policy resides on our corporate website (https://www.idexcorp.com/about-idex/sustainability/) and is included in our supplier code of conduct and terms and conditions.

Reasonable Country of Origin Inquiry Information

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.

IDEX Corporation’s RCOI process included conducting an inquiry of our direct suppliers of in-scope products using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed further in this Conflict Minerals Report.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:

Step 1:     Establish strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:     Report annually on supply chain due diligence.

III.Due Diligence Measures Performed by IDEX Corporation

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.Conflict minerals team – IDEX Corporation established a conflict minerals team that includes individuals from the appropriate business units and departments, including: Finance, Supply Chain, Legal and Compliance. The team was structured to include the involvement from those in upper management roles to help ensure critical information, including the Company’s conflict minerals policy, reached relevant employees and suppliers. We also engaged a third party consulting firm to assist us with our compliance efforts.
b.Conflict minerals policy – IDEX Corporation adopted and published a policy highlighting the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and the Company’s expectations from its suppliers. The policy resides on our corporate website (https://www.idexcorp.com/about-idex/sustainability/). The policy is also incorporated into the Company’s terms and conditions with suppliers. It is reviewed annually and will be updated, if necessary.
c.Internal engagement – We developed a training program for internal use to educate relevant employees on our conflict minerals program and reporting obligations.
d.Supplier engagement – IDEX Corporation provided a Supplier letter, which included educational materials to our queried suppliers. Suppliers were provided information on the conflict minerals disclosure requirements and were directed to the RMI training programs for additional information.
e.Company level grievance mechanism – As recommended by the OECD Due Diligence Guidance, IDEX Corporation has established a grievance mechanism as a risk-awareness system for conflict minerals issues. Stakeholders, internal and external, can communicate directly and confidentially with our compliance officer or through our Conflict Minerals email inbox.
f.Records management – IDEX Corporation will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines of five years.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.Identified products in scope – Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period as well as prior year’s conflict mineral information to identify products that should be deemed in-scope as described by the Adopting Release.
b.Conducted RCOI – IDEX Corporation utilized the most recent version of the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the suppliers that provide material and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.
c.Completed additional follow-up – IDEX Corporation contacted direct suppliers multiple times to request detailed conflict minerals information. We also worked to clarify and validate the information provided by our suppliers by responding with standardized feedback questions to address any issues or uncertainty with the template provided when necessary and/or obtaining additional information upon request (product identification, order numbers or shipping addresses) to help ensure we are receiving conflict minerals information specific to our supply-chain.
d.Identified smelters or refiners (“SORs”) – IDEX Corporation compiled a list of SORs in our supply chain using our supplier's responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI’s Responsible Minerals Assurance Process (“RMAP”). The RMAP completes independent, third-party audits of smelters and refiners to determine which can be validated as having systems in place that help ensure the minerals are responsibly sourced according to the OECD Due Diligence Guidance. The company also utilized information provided by the London Bullion Market Association (LBMA) and Responsible Jewelry Council (RJC) cross-recognition audit programs. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs. We have provided the list of SORs in our supply chain in this report within section IV - Product Description; Processing Facilities.
e.Performed smelter due diligence with suppliers - Suppliers that reported smelters deemed to be high risk received additional communication asking them to clarify if those smelters are reflective of the purchases made and to continue due diligence on their supply chains. High risk smelters are those that have not yet undergone a third-party audit or have been deemed non-conformant.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.Reporting results to senior management – The Conflict Minerals team reports the results of our RCOI to upper management at multiple points in time throughout the data collection period. These communications included the team’s plan to respond to risks identified in the due diligence processes.
b.Designed and implemented a plan – The Company used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT as well as any additional documentation furnished to support those responses and the suppliers’ due diligence processes. The resulting risk ratings were used to develop specific supplier outreach and training to address the identified risks and to take corrective actions with suppliers found not in compliance with the Company’s conflict minerals policy. These actions will include additional outreach to suppliers who failed to respond to our multiple requests for information, provided inconsistent or erroneous information or indicated they had received responses from less than 50% of their in-scope suppliers. Our team further reviews the responses to verify the validity of SORs reported by our suppliers, the audit status of such SORs and the country of origin of the minerals processed at such facilities.
c.Provided educational materials – The Company provided each supplier with educational materials that explain Section 1502 of the Dodd Frank Act, the OECD framework, the RCOI process and general information on the contents of the most recent revision of the CMRT (including definitions of common phrases and frequently asked questions). The educational material serves as a point of reference for suppliers that are unfamiliar with the rule and helps limit the risk of obtaining inaccurate information from them. Throughout the process we offer assistance to our suppliers to improve the quality of the information provided to us.
d.Provided conflict minerals policy to suppliers – After working with a supplier to obtain a CMRT, we provide them with a copy of our conflict minerals policy for their records to ensure our suppliers continue to operate in line with our expectations.
e.Identified SORs – As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities validated by the RMI. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices

IDEX Corporation is using information provided by independent third party audit programs, including the RMI RMAP, LBMA and RJC, to confirm the existence and verify the OECD-conformance status of SORs identified during our due diligence.

For SORs that had not been audited as conformant, the Company sent a communication to encourage participation in the RMAP and requested the SOR to provide the mines and/or locations the SOR sources from to assist in identifying all countries of origin. Additionally, the Company sent communications to all suppliers that reported SORs that had not been audited as conformant to request that these suppliers contact the SORs to encourage participation in the RMAP.

Step 5: Report annually on supply chain due diligence

Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at https://www.idexcorp.com/about-idex/sustainability/.

IV.Product Description and Processing Facilities

Product Description – The Company has three reportable business segments: Fluid & Metering Technologies, Health & Science Technologies and Fire & Safety/Diversified Products. Descriptions of these segments can be found within Section II -Overview.

Processing Facilities – Based on our due diligence process and the information received from our suppliers, the following facilities were identified by the Company’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by the Company in the calendar year ended December 31, 2022. The information from our suppliers is still evolving and may contain company level declarations. As such, this smelter list is presented in good faith as the best information we have to date. For 2022, we identified 335 SORs in our supply chain and 218 have been audited as conformant with the RMAP. This list may contain smelters that are not in our supply chain and there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from RMI, LBMA and RJC improves.

Smelter Names

Metal	Standard Smelter Name	Country Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Dowa	JAPAN	CID000401
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	WEEEREFINING	FRANCE	CID003615
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	AMG Brasil	BRAZIL	CID001076

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	PT Rajehan Ariq	INDONESIA	CID002593

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	DS Myanmar	MYANMAR	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Minsur	PERU	CID001182
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402

Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614

V.Future Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally available on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to help ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period:

•Review the conflict minerals policy statement and update if necessary.
•Review supplier and employee training materials and update if necessary.
•Continue to collect responses from suppliers using the most recent revision of the CMRT.
•Engage with suppliers that did not provide a response in 2022 or provided incomplete responses to help with our data collections for 2023.
•Monitor and track performance of risk mitigation efforts including the performance of suppliers deemed high-risk.
•Compare and validate RCOI results to information collected via independent third-party audit programs, such as the RMI.
•Continue engagement with smelters by sending letters to those that have not been audited as conformant.
•Continue to send messages to our suppliers to engage with smelters that have not been audited and encourage these smelters to undergo an independent third-party audit (e.g., RMAP or equivalent).
•Collect from suppliers product-level or user-defined level responses when useful.
•Encourage responsible sourcing from the DRC and adjoining countries.

•Stay aware of new and related sourcing challenges that affect smelter RMI audit status.

APPENDIX I - Countries of Origin

The information provided in this Appendix is based on the information collected from IDEX Corporation’s suppliers.

Australia	Mozambique
Austria	Myanmar
Benin	Namibia
Bolivia (Plurinational State of)	Nicaragua
Brazil	Niger
Burundi	Nigeria
Canada	Papua New Guinea
Chile	Peru
China	Philippines
Chinese Taipei	Portugal
Colombia	Russian Federation
Congo, Democratic Republic of the	Rwanda
Ecuador	Sierra Leone
Eritrea	South Africa
Ethiopia	South Korea
France	Spain
Ghana	Swaziland
Guinea	Sweden
Guyana	Tanzania
India	Thailand
Indonesia	Uganda
Kazakhstan	United Kingdom of Great Britain and Northern Ireland
Krygyzstan	United States of America
Laos	Uzbekistan
Malaysia	Vietnam
Mexico	Zimbabwe
Mongolia